UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure.

On November 17, 2005, CompuCredit Corporation (the “Company”) announced that it entered into a share lending agreement for the lending of up to 6.686 million shares of the Company’s common stock.  The borrower of the shares will offer to the public the borrowed shares pursuant to the Company’s shelf registration statement (Registration No. 333-115188) and the related prospectus supplement in order to facilitate hedging transactions undertaken by purchasers of the Company’s convertible notes.  The Company will not receive any proceeds from the sale of these borrowed shares.  The prospectus supplement pursuant to which these borrowed shares will be offered, which we filed with the Securities and Exchange Commission on November 17, 2005, is included as Exhibit 99.1 hereto and are incorporated herein by reference.

A copy of the press release announcing the Company’s entry into the share lending agreement is included as Exhibit 99.2 hereto and incorporated by reference into this Item 7.01.

Item 9.01                Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1	Prospectus Supplement, filed with the Securities and Exchange Commission on November 17, 2005 (Registration No. 333-115188).

Exhibit 99.2	Press Release issued November 17, 2005 regarding Share Lending Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: November 17, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

November 17, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Prospectus Supplement, filed with the Securities and Exchange Commission on November 17, 2005 (Registration No. 333-115188).		X

99.2	Press Release issued November 17, 2005 regarding Share Lending Agreement	X